Exhibit 99.1
Ellington Financial Inc. Reports Fourth Quarter 2020 Results
OLD GREENWICH, Connecticut—February 18, 2021
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended December 31, 2020.
Highlights
•Net income of $63.2 million, or $1.44 per common share; full year 2020 net income of $17.2 million, or $0.39 per common share.
•Core Earnings1 of $16.0 million, or $0.37 per share.
•Book value per common share as of December 31, 2020 of $17.59, including the effects of dividends of $0.29 per common share for the quarter.
•Credit strategy gross income of $75.0 million for the quarter, or $1.69 per share.
•Agency strategy gross income of $6.3 million for the quarter, or $0.13 per share.
•Dividend yield of 7.5% based on the February 17, 2021 closing stock price of $15.92 per share, and dividend of $0.10 per common share declared on February 5, 2021.
•Debt-to-equity ratio of 2.6:1 and recourse debt-to-equity ratio of 1.6:12 as of December 31, 2020.
•Cash and cash equivalents of $111.6 million as of December 31, 2020, in addition to other unencumbered assets of $442.5 million.
Fourth Quarter 2020 Results
"Ellington Financial fired on all cylinders in the fourth quarter, with broad-based contributions across our diversified credit and Agency portfolios. EFC generated Core Earnings of $0.37 per share, and a non-annualized quarterly economic return of 8.7% for the quarter," said Laurence Penn, Chief Executive Officer and President. "The fourth quarter's strong results brought our economic return and net income positive for the full year, despite the extreme volatility encountered earlier in the year. I am extremely proud of this result, which I believe confirms yet again the importance and effectiveness of our risk and liquidity management. Notably, EFC is one of the only publicly traded hybrid mortgage REITs to post a profit in 2020.
"During the fourth quarter, our loan origination businesses again led the way. In the non-QM space, our affiliate LendSure had a record quarter for origination volume, and our affiliate Longbridge concluded an outstanding year in the reverse mortgage space. We also closed on our second non-QM securitization of the year, and we securitized a pool of our unsecured consumer loans. We had strong performance across our short-duration loan portfolios, particularly residential transition mortgage loans, consumer loans, and small-balance commercial mortgage loans. In addition, our credit securities performed very well, most notably CLOs, CMBS, non-Agency RMBS, and European RMBS, as prices continued to recover from the March selloff. Finally, our Agency portfolio delivered another quarter of excellent results.
"Moving into 2021, our focus continues to be on growing our proprietary loan origination businesses, including potentially adding more strategic equity investments and loan flow purchase agreements. We will also continue to be opportunistic in our securities strategies, and plan to continue to extend and diversify our financings. We still hold ample liquidity and employ low leverage, which means that we have plenty of dry powder to add assets and grow earnings. As always, our disciplined hedging and risk management should continue to be critical in protecting book value, as we tackle the challenges and opportunities of the year ahead."
1 Core Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Core Earnings" below for an explanation regarding the calculation of Core Earnings.
2 Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings was 1.6:1 as of December 31, 2020.

Financial Results
The Company's total long credit portfolio3 increased by approximately 2% in the fourth quarter, to $1.434 billion from $1.405 billion. The quarter-over-quarter increase was driven by larger non-QM and residential transition loan acquisitions, which more than offset significant pay-offs on the Company's small balance commercial mortgage loan and consumer loan portfolios, as well as the completion of two loan securitizations during the quarter. In addition, the Company's total long Agency RMBS portfolio increased approximately 4% to $959.4 million as of December 31, 2020, from $919.9 million as of September 30, 2020.
The Company's debt-to-equity ratio decreased to 2.6:1 as of December 31, 2020, as compared to 2.7:1 as of September 30, 2020, primarily as a result of the completion during the quarter of a consumer loan securitization, which the Company did not consolidate, as well as an increase in the Company's total equity. The Company's recourse debt-to-equity ratio, adjusted for unsettled purchases and sales, also decreased over the course of the quarter to 1.6:1 from 1.7:1, driven by the increase in the Company's total equity. As of December 31, 2020, the Company had cash and cash equivalents of approximately $111.6 million, along with other unencumbered assets of $442.5 million.
During the fourth quarter, the Company's credit strategy generated total gross income of $75.0 million, or $1.69 per share, and its Agency strategy generated total gross income of $6.3 million, or $0.13 per share.
The Company's credit portfolio generated excellent results for the quarter, driven by strong net interest income4 and significant mark-to-market gains across the portfolio. The Company benefited from strong performance in all of its credit strategies, as prices and liquidity continued to improve following the substantial market selloff earlier in the year. The Company also had notable strong performance from its equity investments in mortgage originators. Finally, with credit spreads tightening across most asset classes, credit hedges were the sole detractor of results during the quarter.
The Company's Agency strategy delivered another quarter of strong performance, as Agency RMBS yield spreads tightened significantly. The primary drivers of these results were strong net interest income on the Company's Agency RMBS investments, net realized and unrealized gains on its long TBA holdings, driven by Federal Reserve purchasing activity, and net realized and unrealized gains on interest rate hedges as long-term interest rates rose. A portion of this income was offset by net realized and unrealized losses on the Company's Agency RMBS investments, driven largely by elevated prepayment activity. Average pay-ups on the Company's specified pools declined to 2.05% as of December 31, 2020, from 2.25% as of September 30, 2020, primarily because its new purchases during the quarter consisted mainly of lower-pay-up pools. Pay-ups are price premiums for specified pools relative to their TBA counterparts.
During the fourth quarter the Company continued to hedge interest rate risk, primarily through the use of interest rate swaps, and to a lesser extent through the use of short positions in TBAs, U.S. Treasury securities, and futures. In addition, the Company continued to hold a portfolio of long TBAs for investment during the quarter.
3 Includes REO at the lower of cost or fair value. Excludes hedges and other derivative positions, as well as tranches of the Company's consolidated non-QM securitization trusts that were sold to third parties, but that are consolidated for U.S. GAAP reporting purposes. Including such tranches, the Company's total long credit portfolio was $2.173 billion and $2.095 billion, as of December 31, 2020 and September 30, 2020, respectively.
4 Excludes any interest income and interest expense items from Interest rate hedges, net and Credit hedges and other activities, net.

The following table summarizes the Company's investment portfolio(1) holdings as of December 31, 2020 and September 30, 2020:

	Fair Value
(In thousands)	December 31, 2020	September 30, 2020
Long:
Credit:
Dollar Denominated:
CLO(2)	$181,229	$165,954
CMBS	117,652	105,015
Commercial Mortgage Loans and REO(3)(4)	269,287	304,698
Consumer Loans and ABS backed by Consumer Loans(2)	112,077	200,857
Corporate Debt and Equity and Corporate Loans	12,606	10,257
Equity Investments in Loan Origination Entities	79,536	57,009
Non-Agency RMBS	154,492	166,787
Residential Mortgage Loans and REO(3)	1,188,731	1,033,481
Non-Dollar Denominated:
CLO(2)	6,108	2,693
Consumer Loans and ABS backed by Consumer Loans	306	333
Corporate Debt and Equity	28	27
RMBS(5)	51,388	47,663
Agency:
Fixed-Rate Specified Pools	807,704	756,580
Floating-Rate Specified Pools	6,454	7,046
IOs	47,656	51,705
Reverse Mortgage Pools	97,629	104,524
Total Long	$3,132,883	$3,014,629
Short:
Credit:
Dollar Denominated:
Corporate Debt and Equity	$(218)	$(461)
Government Debt:
Dollar Denominated	—	(14,310)
Non-Dollar Denominated	(38,424)	(36,722)
Total Short	$(38,642)	$(51,493)
(1)This information does not include financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(5)Includes an equity investment in an unconsolidated entity holding European RMBS.

The following table summarizes the Company's operating results for the three-month periods ended December 31, 2020 and September 30, 2020 and the year ended December 31, 2020:

	Three-Month Period Ended December 31, 2020	Per Share	Three-Month Period Ended September 30, 2020	Per Share	Year Ended December 31, 2020	Per Share
(In thousands, except per share amounts)
Credit:
Interest income and other income(1)	$34,089	$0.77	$37,764	$0.85	$150,266	$3.41
Realized gain (loss), net	(3,984)	(0.09)	(645)	(0.01)	(14,458)	(0.33)
Unrealized gain (loss), net	41,270	0.93	26,802	0.60	(44,322)	(1.00)
Interest rate hedges, net(2)	18	—	(21)	—	(7,938)	(0.18)
Credit hedges and other activities, net(3)	(7,363)	(0.17)	(7,944)	(0.18)	(1,289)	(0.03)
Interest expense(4)	(11,016)	(0.25)	(11,866)	(0.27)	(48,223)	(1.09)
Other investment related expenses	(5,337)	(0.12)	(3,578)	(0.08)	(18,144)	(0.41)
Earnings (losses) from investments in unconsolidated entities	27,344	0.62	11,443	0.26	37,933	0.86
Total Credit profit (loss)	75,021	1.69	51,955	1.17	53,825	1.23
Agency RMBS:
Interest income	5,896	0.13	6,663	0.15	28,011	0.63
Realized gain (loss), net	166	—	2,062	0.05	12,695	0.29
Unrealized gain (loss), net	(1,678)	(0.04)	(2,276)	(0.05)	18,081	0.41
Interest rate hedges and other activities, net(2)	2,801	0.06	1,748	0.04	(33,672)	(0.76)
Interest expense(4)	(854)	(0.02)	(1,057)	(0.02)	(12,830)	(0.29)
Total Agency RMBS profit (loss)	6,331	0.13	7,140	0.17	12,285	0.28
Total Credit and Agency RMBS profit (loss)	81,352	1.82	59,095	1.34	66,110	1.51
Other interest income (expense), net	(29)	—	1	—	338	0.01
Income tax (expense) benefit	(7,888)	(0.18)	(2,494)	(0.06)	(11,377)	(0.26)
Other expenses	(6,857)	(0.15)	(6,900)	(0.16)	(26,694)	(0.61)
Net income (loss) (before incentive fee)	66,578	1.49	49,702	1.12	28,377	0.65
Incentive fee	—	—	—	—	—	—
Net income (loss)	$66,578	$1.49	$49,702	$1.12	$28,377	$0.65
Less: Dividends on preferred stock	1,941	0.04	1,940	0.04	7,763	0.18
Less: Net income (loss) attributable to non-participating non-controlling interests	562	0.01	912	0.02	3,372	0.08
Net income (loss) attributable to common stockholders and participating non-controlling interests	64,075	1.44	46,850	1.06	17,242	0.39
Less: Net income (loss) attributable to participating non-controlling interests	913		647		(3)
Net income (loss) attributable to common stockholders	$63,162	$1.44	$46,203	$1.06	$17,245	$0.39
Weighted average shares of common stock and convertible units(5) outstanding	44,415		44,392		44,122
Weighted average shares of common stock outstanding	43,782		43,779		43,486
(1)Other income primarily consists of rental income on real estate owned and loan origination fees.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Includes allocable portion of interest expense on the Company's Senior notes.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Friday, February 19, 2021, to discuss its financial results for the quarter ended December 31, 2020. To participate in the event by telephone, please dial (877) 241-1233 at least 10 minutes prior to the start time and reference the conference ID number 9333979. International callers should dial (810) 740-4657 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Friday, February 19, 2021, at approximately 2:15 p.m. Eastern Time through Friday, March 5, 2021 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 9333979. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940; the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT"; and other changes in market conditions and economic trends, including changes resulting from the ongoing spread and economic effects of the novel coronavirus (COVID-19) pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 13, 2020 and under Part II, Item IA of the Company's Quarterly Report on Form 10-Q, as amended, for the three-month period ended March 31, 2020 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended December 31, 2020
	December 31, 2020	September 30, 2020
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$39,067	$43,075	$173,531
Interest expense	(11,952)	(12,937)	(61,665)
Total net interest income	27,115	30,138	111,866
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(3,625)	1,446	(5,960)
Realized gains (losses) on financial derivatives, net	(5,820)	(1,620)	(31,521)
Realized gains (losses) on real estate owned, net	(106)	(18)	15
Unrealized gains (losses) on securities and loans, net	39,635	24,208	(25,783)
Unrealized gains (losses) on financial derivatives, net	3,098	(298)	989
Unrealized gains (losses) on real estate owned, net	(186)	122	(649)
Other, net	(795)	(2,747)	(2,298)
Total other income (loss)	32,201	21,093	(65,207)
EXPENSES
Base management fee to affiliate (Net of fee rebates of $198, $201, and $1,051, respectively)	3,178	2,981	11,508
Incentive fee to affiliate	—	—	—
Investment related expenses:
Servicing expense	1,736	2,379	9,139
Debt issuance costs related to Other secured borrowings, at fair value	1,819	—	3,894
Other	1,782	1,199	5,111
Professional fees	1,186	1,209	5,005
Compensation expense	962	1,085	3,776
Other expenses	1,531	1,625	6,405
Total expenses	12,194	10,478	44,838
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	47,122	40,753	1,821
Income tax expense (benefit)	7,888	2,494	11,377
Earnings (losses) from investments in unconsolidated entities	27,344	11,443	37,933
Net Income (Loss)	66,578	49,702	28,377
Net Income (Loss) Attributable to Non-Controlling Interests	1,475	1,559	3,369
Dividends on Preferred Stock	1,941	1,940	7,763
Net Income (Loss) Attributable to Common Stockholders	$63,162	$46,203	$17,245
Net Income (Loss) per Common Share:
Basic and Diluted	$1.44	$1.06	$0.39
Weighted average shares of common stock outstanding	43,782	43,779	43,486
Weighted average shares of common stock and convertible units outstanding	44,415	44,392	44,122

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
(In thousands, except share amounts)	December 31, 2020	September 30, 2020	December 31, 2019(1)
ASSETS
Cash and cash equivalents	$111,647	$126,783	$72,302
Restricted cash	175	175	175
Securities, at fair value	1,514,185	1,451,420	2,449,941
Loans, at fair value	1,453,480	1,442,612	1,412,426
Investments in unconsolidated entities, at fair value	141,620	95,803	71,850
Real estate owned	23,598	24,794	30,584
Financial derivatives–assets, at fair value	15,479	27,864	16,788
Reverse repurchase agreements	38,640	47,041	73,639
Due from brokers	63,147	63,991	79,829
Investment related receivables	49,317	67,540	123,120
Other assets	2,575	2,850	7,563
Total Assets	$3,413,863	$3,350,873	$4,338,217
LIABILITIES
Securities sold short, at fair value	$38,642	$51,493	$73,409
Repurchase agreements	1,496,931	1,439,984	2,445,300
Financial derivatives–liabilities, at fair value	24,553	34,814	27,621
Due to brokers	5,059	7,147	2,197
Investment related payables	4,754	—	66,133
Other secured borrowings	51,062	142,674	150,334
Other secured borrowings, at fair value	754,921	695,516	594,396
Senior notes, net	85,561	85,495	85,298
Base management fee payable to affiliate	3,178	2,981	2,663
Incentive fee payable to affiliate	—	—	116
Dividend payable	5,738	5,299	6,978
Interest payable	3,233	2,074	7,320
Accrued expenses and other liabilities	18,659	11,119	7,753
Total Liabilities	2,492,291	2,478,596	3,469,518
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable; 4,600,000 shares issued and outstanding, respectively ($115,000 liquidation preference)	111,034	111,034	111,034
Common stock, par value $0.001 per share, 100,000,000 shares authorized; (43,781,684, 43,781,684, and 38,647,943 shares issued and outstanding, respectively)	44	44	39
Additional paid-in-capital	915,658	916,038	821,747
Retained earnings (accumulated deficit)	(141,521)	(191,986)	(103,555)
Total Stockholders' Equity	885,215	835,130	829,265
Non-controlling interests	36,357	37,147	39,434
Total Equity	921,572	872,277	868,699
TOTAL LIABILITIES AND EQUITY	$3,413.863	$3,350,873	$4,338,217
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share(2)	$17.59	$16.45	$18.48
(1)Derived from audited financial statements as of December 31, 2019.
(2)Based on total stockholders' equity less the aggregate liquidation preference of the Company's preferred stock outstanding.

Reconciliation of Net Income (Loss) to Core Earnings
The Company calculates Core Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), other secured borrowings, at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; and (vi) certain other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Core Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Core Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Core Earnings provides a consistent measure of operating performance by excluding the impact of gains and losses and other adjustments listed above from operating results. The Company believes that Core Earnings provides information useful to investors because it is a metric that the Company uses to assess its performance and to evaluate the effective net yield provided by its portfolio. In addition, the Company believes that presenting Core Earnings enables its investors to measure, evaluate, and compare its operating performance to that of its peers. However, because Core Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
The following table reconciles, for the three-month period and year ended December 31, 2020 and the three-month period ended September 30, 2020, the Company's Core Earnings to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended		Year Ended December 31, 2020
(In thousands, except per share amounts)	December 31, 2020	September 30, 2020
Net Income (Loss)	$66,578	$49,702	$28,377
Income tax expense (benefit)	7,888	2,494	11,377
Net income (loss) before income tax expense	74,466	52,196	39,754
Adjustments:
Realized (gains) losses on securities and loans, net	3,625	(1,446)	5,960
Realized (gains) losses on financial derivatives, net	5,820	1,620	31,521
Realized (gains) losses on real estate owned, net	106	18	(15)
Unrealized (gains) losses on securities and loans, net	(39,635)	(24,208)	25,783
Unrealized (gains) losses on financial derivatives, net	(3,098)	298	(989)
Unrealized (gains) losses on real estate owned, net	186	(122)	649
Other realized and unrealized (gains) losses, net(1)	1,854	4,217	7,703
Net realized gains (losses) on periodic settlements of interest rate swaps	(139)	(1,150)	(2,038)
Net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	(322)	516	219
Non-cash equity compensation expense	190	186	722
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	83	(319)	4,523
Debt issuance costs related to Other secured borrowings, at fair value	1,819	—	3,894
Deferred offering costs expensed	31	143	174
(Earnings) losses from investments in unconsolidated entities(2)	(26,176)	(10,895)	(34,664)
Total Core Earnings	$18,810	$21,054	$83,196
Dividends on preferred stock	1,941	1,940	7,763
Core Earnings attributable to non-controlling interests	849	1,148	4,532
Core Earnings Attributable to Common Stockholders	$16,020	$17,966	$70,901
Core Earnings Attributable to Common Stockholders, per share	$0.37	$0.41	$1.63
(1)Includes realized and unrealized gains (losses) on foreign currency and unrealized gain (loss) on other secured borrowings, at fair value, included in Other, net, on the Condensed Consolidated Statement of Operations.
(2)Adjustment represents, for certain investments in unconsolidated entities, the net realized and unrealized gains and losses of the underlying investments of such entities.